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                                                                   Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Pediatric Services of America, Inc. for the registration of 51,124 shares of its common stock and to the incorporation by reference therein of our report dated November 10, 1995 (except for Notes 1 and 12, as to which the date is April 5, 1996) with respect to the supplemental consolidated financial statements of Pediatric Services of America, Inc. included in the Current Report on Form 8-K/A, dated February 29, 1996, filed with the Securities and Exchange Commission.

  Our audits also included the supplemental consolidated financial statement schedule of Pediatric Services of America, Inc. included in the Current Report on Form 8-K/A, dated February 29, 1996, incorporated by reference herein. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the supplemental consolidated financial statement schedule referred to above, when considered in relation to the basic supplemental consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                     /s/ Ernst & Young LLP


  Atlanta, Georgia
  May 30, 1996

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